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                                                               EXHIBIT NO. 99.11


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-1657 of MFS Series Trust X of our report dated September 4, 1996 appearing in the annual report to shareholders for the year ended July 31, 1996 of MFS Government Mortgage Fund and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 25, 1996